EXHIBIT 99.2

     DPAC and QuaTech Amend Reorganization Agreement and License Agreement


    GARDEN GROVE, Calif.--(BUSINESS WIRE)--Oct. 20, 2005--DPAC
Technologies Corp. (OTCBB:DPAC):

    -- Reorganization agreement's amendment changes exchange ratio and extends agreement termination date to March 31, 2006.

    -- License agreement's amendment gives QuaTech an option to prepay exclusive license fees to DPAC for a one-time cash payment of $2.4 million.

    -- DPAC expects to file a Form S-4 registration statement and seek shareholder approval.

    DPAC Technologies Corp. (OTCBB:DPAC), Development Capital Ventures LP ("DCV") and QuaTech, Inc. (www.quatech.com) today announced that they have for the second time amended their agreement and plan of reorganization and have for the first time amended their license agreement. The reorganization agreement was originally entered into on April 26, 2005, and provides for DPAC to acquire all of the stock and options of QuaTech in exchange for issuing previously unissued shares of DPAC's common stock.
    The amendment to the agreement between DPAC and QuaTech establishes a new exchange ratio. The new exchange ratio was informally based on DPAC's shareholders as of immediately before the merger continuing to hold (as of immediately after the merger) 30% of the outstanding common stock of DPAC, before the potential dilutive effects of conversion of an outstanding bridge loan, which would result in current DPAC shareholders owning approximately 25.5% of the issued and outstanding shares immediately following the consummation of the merger. The merger shall be contingent on QuaTech consummating approximately $3.1 million in debt financing in accordance with the terms of nonbinding proposals it has obtained from lenders; however, it is no longer a condition that QuaTech repay its outstanding subordinated note in the original principal amount of $3.0 million. The amendment also extends the termination date of the reorganization agreement to March 31, 2006.
    The parties have also amended the license agreement between DPAC, DCV and QuaTech that was originally entered into on August 5, 2005. The amendment provides an option for QuaTech to elect to prepay all exclusive license fees for a one-time cash payment of $2.4 million, which the parties have agreed is the fair market value of the exclusive license. The exclusive license remains subject to DPAC shareholder approval. If QuaTech exercises its option to prepay the license fees, the cash will be held in escrow pending DPAC shareholder approval. If DPAC's shareholders approve the license agreement, and if the merger agreement is terminated for any reason, QuaTech has the option of rescinding its election to prepay and allow the license to convert to a non-exclusive license with the obligation to pay ongoing license fees to DPAC based on quantities shipped. In that event, the cash payment in escrow will be returned to QuaTech. If DPAC's shareholders do not approve the license agreement, and the merger agreement is terminated, the license shall automatically be converted to a non-exclusive license, with royalties payable in the normal course, and any prepaid license fees shall be returned.
    DPAC intends to file an S-4 registration statement with the Securities and Exchange Commission as soon as possible. The S-4 will seek DPAC shareholders approval of the proposed merger and exclusive license agreement, as well as certain other proposals, including a proposal to increase the number of authorized shares and a proposal to approve a reverse split of the company's common stock upon or after consummation of the merger with QuaTech. The Board of Directors has determined that shareholders of record as of December 15, 2005 shall be entitled to notice of and to vote on these matters at a DPAC annual shareholders' meeting to be held on February 3, 2006.

    About DPAC Technologies

    Located in Garden Grove, California, DPAC Technologies provides embedded wireless networking and connectivity products for machine-to-machine communication applications. DPAC's wireless products are used by major OEMs in the transportation, instrumentation and industrial control, homeland security, medical diagnostics and logistics markets to provide remote data collection and control. The Company's web site address is www.dpactech.com. Information concerning DPAC is filed by DPAC with the SEC and is available on the SEC website, www.sec.gov.

    About QuaTech

    QuaTech, a privately-held company, is an industry performance leader in device networking and connectivity solutions. Through design, manufacturing and support, QuaTech maintains the highest levels of reliability and performance. Satisfied customers include OEMs, VARs and System Integrators, as well as end-users in many industries, including banking, retail/POS, access control, building automation and security, and energy management. QuaTech is a leading supplier of data connectivity products to financial institutions, serving five of the top 10 U.S. banks. Founded in 1983 and headquartered in Hudson, Ohio, QuaTech sells and supports its solutions both directly and through a global network of resellers and distributors. www.quatech.com

    About Development Capital Ventures, LP

    Headquartered in Chantilly, Virginia, Development Capital Ventures is a Small Business Investment Company licensed and regulated by the Small Business Administration under the Small Business Act of 1958 as amended. Development Capital Ventures provides financing to manufacturing, distribution, and business-to-business service companies.

    Forward-Looking Statements

    This press release includes forward-looking statements. You can identify these statements by their forward-looking words such as "may," "will," "expect," "anticipate," "believe," "guidance," "estimate," "intend," predict," and "continue" or similar words or any connection with any discussion of future events or circumstances or of management's current estimates or beliefs. Forward-looking statements are subject to risks and uncertainties, and therefore results may differ materially from those set forth in those statements. A transaction as contemplated would require approvals of the Boards of Directors and shareholders of both parties and numerous other conditions. Full details of such a transaction will be provided to DPAC shareholders and filed with the SEC by DPAC as and when appropriate. There is no assurance possible, and none is intended, that the transaction will be completed at all or on the terms described. The transaction is and shall continue to be subject to certain conditions and contingencies until the transaction is completed. DPAC Technologies Corp. will provide further detailed information to its shareholder as and when required to solicit their consent. The transaction's costs and diversion of management attention could negatively impact results. The recent delisting of our shares could continue to have adverse effects on the liquidity of trading in the common stock and the price per share. Other factors that affect DPAC's business and its ability to conclude a merger transaction include, but are not limited to, that our Airborne(TM) products are new, that we sell to original equipment manufacturers for new product introductions by them, and that all of these are subject to risks and uncertainties regarding new product introductions such as uncertainty of market acceptance. The parties need additional financing to complete the transactions as envisioned. Such financing may not be available on favorable terms, and if available may result in issuance of warrants and additional dilution to holders of DPAC common stock. Also, there can be no assurance that such transaction will be completed or, if completed, that it will be successful. The transaction would involve a change of control, in that voting control of DPAC would be transferred to a former principal shareholder of QuaTech. Other factors that affect DPAC's business include, but are not limited to, the degree of market acceptance of our existing and planned wireless connectivity products, future business opportunities with these products, protection of licensed technology or proprietary rights, risks of litigation, our need for additional financing in order to realize our opportunities, other challenges related to completing our proposed merger with QuaTech, Inc., further challenges in subsequently combining our operations with QuaTech, Inc.'s own, and general market and economic conditions. More information about the risks and challenges faced by DPAC Technologies Corp. is contained in the Securities and Exchange Commission filings made by the Company on Form 10-K, 10-Q and 8-K. DPAC Technologies Corp. specifically disclaims any obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise.

    Additional Information:

    DPAC and QUATECH strongly urge their respective shareholders to read the relevant documents related to this transaction as and when filed by DPAC with the SEC, including especially a proxy statement/prospectus related to this transaction, because they shall contain important information all the shareholders should consider. All DPAC's SEC filings are made available free of charge at the SEC website (www.sec.gov). Such documents, when filed, also are made available free of charge by DPAC. DPAC has filed Forms 8-K or 8-K/A on April 27, 2005, August 9, 2005, and October 20, 2005 containing the current agreements between DPAC and QUATECH. This news release is neither a solicitation of any proxies nor an offer of any securities of any kind whatsoever. No securities mentioned herein have been registered or authorized or approved by any federal or state securities regulator or commission.

    CONTACT: DPAC Technologies Corp.
             Stephen Vukadinovich or Kim Early, 714-898-0007
             Steve.Vukadinovich@dpactech.com
             Kim.Early@dpactech.com